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                                                                   EXHIBIT 4.1

                       COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made this 25th day of September, 1997, between ASYST TECHNOLOGIES, INC., (the "Company"), a California corporation, and the purchasers whose names are set forth on the signature page hereof (each a "Purchaser" and collectively the "Purchasers").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

     Section 1 Certain Definitions.  For purposes of this Agreement:
               -------------------

     "Closing" means the execution and delivery of the Share Certificates, the delivery of a final prospectus of the Common Stock (as that term is defined below) and the receipt of the Purchasers' wire transfer on the Closing Date.

     "Closing Date" means September 30, 1997.

     "Common Stock" means the Common Stock of the Company, no par value.

     "Share Certificate" means the duly executed certificate representing the number of shares of Common Stock being purchased by each Purchaser hereunder or, at the Purchasers' election, electronic equivalents customary for institutional and investment company purchasers.

     "Shares" means the aggregate number of shares of Common Stock being purchased hereunder.

     Section 2 Authorization and Execution of Agreement.
               ----------------------------------------

     2.1  Agreement to Purchase the Common Stock.  On the Closing Date,
          --------------------------------------
subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and, in reliance upon the representations and warranties of the Company contained in this Agreement, each Purchaser will purchase from the Company the number of shares of Common Stock for the aggregate purchase price set forth opposite each Purchaser's name on Schedule 1 hereto.

     2.2  Closing.  The Closing shall be held on the Closing Date.
          -------

     2.3  Payment and Delivery.  The Closing shall take place at the office of
          --------------------
Ropes & Gray in Boston, Massachusetts. At the Closing, the following shall occur:
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          (a) Each Purchaser shall remit by wire transfer the purchase price for the shares to be purchased by such purchaser, to the Company pursuant to wire transfer instructions to be delivered by the Company to the Purchaser at least one day prior to the Closing.

          (b) The Company shall deliver the Share Certificates.

     2.4  Termination of Agreement.  If the Closing has not occurred within 10
          ------------------------
days from the date hereof, then this Agreement shall terminate. In the event of termination, no party shall have any further responsibility or liability to any other party.

     Section 3 General Representations and Warranties of the Company.  The
               -----------------------------------------------------
Company hereby represents and warrants to, and covenants with, each Purchaser that the following are and will be true and correct as of the date hereof and as of the Closing Date.

     3.1  Organization; Qualification.  The Company and each of its
          ---------------------------
subsidiaries is a corporation duly organized and validly existing under the laws of the State of California (in the case of the Company) or other state of incorporation and is in good standing under such laws. The Company and each of its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     3.2  Capitalization.  The authorized capital stock of the Company
          --------------
consists of 20,000,000 shares of Common Stock, no par value, of which 10,798,762 shares were issued and outstanding on August 23, 1997, and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     3.3  Authorization.  The Company has all corporate right, power and
          -------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in
Section 7.3 of this Agreement. Upon issuance and delivery of the Share Certificates, the

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Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The execution and delivery of this Agreement, and the issuance of the Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

     3.4  No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of material benefit, under, any provision of the Articles of Incorporation, or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company and its subsidiaries or their properties or assets.

     3.5 Accuracy of Reports and Information.  The Company's Common Stock is
         -----------------------------------
registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports required to be filed by the Company with the Securities and Exchange Commission ("SEC") during the period from March 31, 1996 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Form 10-K"), have been duly and timely filed, were in compliance with the requirements of their respective forms, were complete and correct in all material respects as of the dates at which the information was furnished and as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Copies of the Form 10-K and the Form 10-Qs required to be filed by the Company with the SEC during the period from March 31, 1996 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act (the "SEC Reports") have been furnished to the Purchasers. The Company is an issuer eligible to use Form S-3 under the Securities Act of 1933 (the "Securities Act") for the registration of the resale of the Registrable Shares (as that term is defined below in Section 7.1 (c)).

     3.6 Financial Statements and Changes.  The audited financial statements
         --------------------------------
of the Company contained in the Form 10-K, and the unaudited financial statements contained in the Company's Form 10-Q for the period ended June 30, 1997, including the notes relating thereto (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements (except for normal year end audit adjustments in the case of the unaudited financials) and present fairly the Company's financial condition and results of operations and cash flows as of the respective dates and for the periods indicated. Since June 30, 1997, there has not been any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

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     3.7  Absence of Undisclosed Liabilities.  The Company and its subsidiaries
          ----------------------------------
have no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the Financial Statements or as incurred in the ordinary course of business after the date of the Financial Statements.

     3.8  Governmental Consent, etc.   No consent, approval or authorization
          --------------------------
of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock.

     3.9  Intellectual Property Rights.  Except as disclosed in the Form 10-K,
          ----------------------------
the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated in the Form 10-K. To the Company's knowledge, neither the Company nor its subsidiaries nor their products is infringing any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no adverse claim being made against the Company or its subsidiaries regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole.

     3.10 Litigation.  Except as disclosed in the Form 10-K, there is no action,
          ----------
proceeding or investigation pending, or to the Company's knowledge threatened, against the Company or its subsidiaries which might result, either individually or in the aggregate, in any material adverse change in the business, or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole. Neither the Company nor any subsidiary is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     3.11 Required Governmental Permits.  The Company and its subsidiaries are
          -----------------------------
in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of their business.

     3.12 Securities Act Exemption.  Assuming and relying in part on the truth
          ------------------------
and accuracy of Purchasers' representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Common Stock is exempt from registration under the Securities Act of 1933, as amended.

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     Section 4 Representations, Warranties and Covenants of the Purchasers.
               -----------------------------------------------------------
Each of the Purchasers represents and warrants to, and covenants with, the Company that the following are and will be, true and correct as of the date hereof and as of the Closing Date.

     4.1  Authority.  Such Purchaser has full right, power, authority and
          ---------
capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

     4.2  Investment Experience; Investment Intent; etc.   (i) The Purchaser,
          ---------------------------------------------
taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares; (ii) the Purchaser is acquiring the number of Shares to be purchased by it in the ordinary course of its business and for its own account solely for investment and with no present intention of distributing any of such Shares, and no arrangement or understanding exists with any other person regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder; and (iv) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     4.3  Purchaser Understanding and Agreements.  The Purchaser acknowledges
          --------------------------------------
and agrees that it will acquire the shares being purchased by it in transactions not involving a public offering and that such shares are subject to certain restrictions as to resale under the federal and state securities laws. The Purchaser agrees and understands that until satisfaction of the conditions set forth in Section 2(c), stop transfer instructions will be given to the transfer agent for the Shares and each Share Certificate, and each certificate delivered on transfer of or in substitution for any such certificate, shall bear a legend in substantially the following form:

          The shares represented by this certificate are subject to restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities law. The shares may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act of 1933 and any applicable state securities laws.

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     The Purchaser agrees that it will not sell, pledge, assign, transfer or otherwise dispose (collectively, "Transfer") of any of the Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or an effective registration or other qualification under any applicable state securities laws. The Purchaser understands that exemptions from such registration requirements are limited. The Company is under no obligation to register the Shares except as provided in
Section 7.

          4.4  Transfer of Shares After Registration.  The Purchaser hereby
               -------------------------------------
covenants with the Company not to make any sale of the Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such period shall in no event exceed 30 business days in any 12 month period.

          4.5  No Legal, Tax or Investment Advice.  The Purchaser understands
               ----------------------------------
that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Common Stock constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Stock.

          Section 5 Conditions to Obligations of Purchaser at Closing Date.  The
                    ------------------------------------------------------
obligation of each Purchaser to purchase the Common Stock is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of all Purchasers:

          5.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Company in Section 3 shall be true and correct where made and shall be true and correct in all material requests on the Closing Date with the same force and effect as if they had been made on and as of said date.

          5.2  Covenants.  All covenants, agreements and conditions contained
               ---------
in this Agreement to be performed by the Company on or prior to such Closing Date, shall have been performed or complied with in all material respects.

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          5.3  No Order Pending.  There shall not then be in effect any order
               ----------------
enjoining or restraining the transactions contemplated by this Agreement.

          5.4  No Law Prohibiting or Restricting Such Sale of Shares.  There
               -----------------------------------------------------
shall not be in effect any law, rule or regulation prohibiting or restricting sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares.

          5.5  Legal Opinion.  Each Purchaser shall have received a legal
               -------------
opinion of Cooley Godward LLP, dated the Closing Date, to the effects set forth in Exhibit A:

          Section 6 Conditions to Obligations of Company at the Closing Date.
                    --------------------------------------------------------
The Company's obligation to execute and deliver the Share Certificates at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived in writing at the option of the Company:

          6.1  Representations and Warranties Correct.  The representations and
               --------------------------------------
warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

          Section 7 Registration of the Shares; Compliance with the Securities
                    ----------------------------------------------------------
Act.
---
          7.1  Definitions.  For the purpose of this Section 7:
               -----------

                (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

                (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (c) the term "Registrable Shares" shall mean the shares of Common Stock issued pursuant to this Agreement.

          7.2  Registration Procedures and Expenses.  The Company shall as soon
               ------------------------------------
as possible after the Closing Date:

                (a) use its best efforts to file with the SEC an S-3 registration statement under the Securities Act (providing for shelf registration of the Common Stock under SEC Rule 415) on a form which is appropriate to register all of the Registrable Shares;

           (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause such Registration Statement to become effective as promptly after filing as practicable and to cause (at the Company's expense) Cooley Godward, LLP counsel to the Company to furnish to each Purchaser an opinion dated as of the effective date to the effects set forth in Exhibit B;

           (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.6 below;

           (d) furnish to each Purchaser (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

           (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in which states of the United States as may be reasonably requested by each Purchaser provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

           (f) advise each Purchaser promptly:

     (i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto:

     (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

     (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, and amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

           (g) in connection with the filing of any document that is to be incorporated by reference into the Registration Statement or the prospectus (after the initial filing of the Registration Statement):

                    (i) use its best efforts to provide copies of such document to the Purchasers concurrently with such filing; and

                    (ii) make a Company representative available for discussion of such document;

                          (h) use its best efforts to cause all Registrable
Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

                          (i) bear all expenses in connection with the
procedures in paragraphs (a) through (h) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, and the reasonable fees and expenses of legal counsel to the Purchasers in connection with the procedures in paragraph (a) and (b) of this Section 7.2 (subject to the $17,500 limitation in Section 7.7), other than any expenses relating to the sale of the Shares by the Purchasers, including broker's commission, discounts or fees and transfer taxes.

               7.3 Indemnification.
                   ---------------

                   (a) The Company agrees to indemnify and hold harmless Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages or liabilities to which such Purchaser (and each of officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser (and each of its officers, directors, partners or persons, if any, who controls such Purchaser within the meaning of
Section 5 of the Securities Act) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement.

          (b) Each Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 5 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will, as incurred, reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. The indemnifying party shall not settle an action without the consent of the indemnified party, which shall not be unreasonably withheld.

          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall defend itself at its own cost and expense until there is an adjudication at which point the indemnifying party shall then reimburse the indemnified party for its costs and expenses.

               (e) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities.

          7.4  Information Available.  So long as any registration statement is
               ---------------------
effective covering the resale of the Registrable Shares, the Company will furnish to Purchaser:

               (a) as soon as possible after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in Annual Report to Shareholders, its Annual Report on Form 10-K within 90 days after the end of each fiscal year of the Company, (iii) its quarterly report on Form 10-Q, and (iv) a full copy of the registration statement covering the Shares (the foregoing, in each case, excluding exhibits); and

               (b) upon the reasonable request of any Purchaser, such other information that is generally available to the public.

          7.5  Prospectus Delivery.  Purchaser hereby covenants with the
               -------------------
Company to comply with the prospectus delivery requirements in connection with the resale of the Registrable Shares.

          7.6  Termination of Obligations.  The obligations of the Company
               --------------------------
pursuant to Sections 7.2 and 7.4 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been re-sold, or (ii) such time as all of the Registrable Shares may be re-sold pursuant to Rule 144(k).

          7.7  Registration Rights and Each Purchasers' Put.
               --------------------------------------------

               (a) If for any reason a Registration Statement with respect to the Shares fails to become effective on or before the 90th calendar day after the date of the Closing (the "Final Registration Date"), the Company agrees with each Purchaser to repurchase, at the option of each Purchaser, in the manner and upon the conditions set forth herein, the shares acquired by such Purchaser hereunder for a repurchase price (the "Repurchase Price") equal to (A) the product of $42.92 and the number of shares tendered for repurchase to the Seller by such Purchaser (the "Resale Price"), plus (B) an amount equal to interest on the Resale Price accrued from the Closing Date to the Repurchase Settlement Date at an annual rate equal to the Base Rate of the Bank of Boston from time to time in effect.

               (b) Any Purchaser who wishes to exercise its rights under Section
7.7 (a) must notify the Company in writing within five business days after the Final Registration Date of the number of shares such Purchaser intends to tender for repurchase (the "Repurchase Notice"). The Company and such Purchaser shall agree upon a date to close the repurchase (a "Repurchase Settlement Date"), which date shall be a business day not later than 10 business days after the Repurchase Notice was delivered to the Company. On the Repurchase Settlement Date and on receipt of the funds as provided in the next sentence, the Purchaser shall deliver to the Company the Share Certificates in transferable form representing the shares to be repurchased by the Company, each duly endorsed in blank with signatures guaranteed or accompanied by stock powers duly endorsed in blank with signatures guaranteed and with all necessary documentary stamps duly affixed and canceled. The Company shall cause the wire transfer of funds to an account or accounts designated by the Purchaser, in the amount of the Repurchase Price due to such Purchase in accordance with Section 7.7(a).

     Each Purchaser delivering shares for repurchase represents and warrants thereby that the Purchaser has the unrestricted right to sell, assign and deliver to the Company title to the shares tendered, free and clear of any liens or encumbrances.

          7.8  Reporting Requirements.
               ----------------------

               (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or a registration on SEC Form S-3, the Company agrees to use its best efforts to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

         (iii) so long as any of the Purchasers own Registrable Securities, to furnish to the Purchasers forthwith upon request (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Securities Exchange Act of 1934, or whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing the Selling Shareholders of any rule or regulation of the SEC that would permit the selling of the Registrable Securities without registration.

          Section 8 Legal Fees and Expenses.  Except as provided in Section
                    -----------------------
7.2(i),
each of the parties shall pay its own fees and expenses (except that the Company shall pay the reasonable fees and expenses of Ropes & Gray, counsel for the Purchasers, not to exceed $17,500) in connection with this Agreement and the transactions contemplated hereby.

          Section 9 Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing, shall be telecopied or mailed by first class registered or certified airmail (return receipt requested), postage prepaid, and shall be deemed given when so telecopied or, if mailed, when received:

     (a)  if to the Company, to

          Asyst Technologies, Inc.
          48761 Kato Road
          Fremont, CA  94538
          Attn:  Douglas McCutchen
          Telecopier No.:  (510) 661-5151

or to such other person at such other place as the Company shall designate to the Purchaser in writing;


     (b)  if to the Purchasers, to

    c/o   Putnam Investment Management
          One Post Office Square
          Boston, MA  02110
          Attn: Charles A. Ruys de Perez
          Telecopier No.:  (617) 292-1625

or at such other address or addresses as may have been furnished to the Company in writing; or

     (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

          Section 10  Miscellaneous.
                      -------------

          10.1  Entire Agreement.  This Agreement embodies the entire
                ----------------
agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          10.2 Amendments.  This Agreement may not be modified or amended except
               ----------
pursuant to an instrument in writing signed by the Company and by each Purchaser.

          10.3 Headings.  The headings of the various sections of this
               --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          10.4 Severability.  In case any provision contained in this Agreement
               ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.5 Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of The Commonwealth of Massachusetts.

          10.6 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

          10.7 Publicity.  No party shall issue any press releases or
               ---------
otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulation.

          10.8 Survival.  The representations and warranties in this Agreement
               --------
shall survive the Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                                    ASYST TECHNOLOGIES, INC.


                                    By /s/ Douglas J. McCutcheon
                                       ______________________________
                                         Title:  Senior Vice President
                                                 and Chief Financial Officer

Purchasers:

Putnam Asset Allocation Funds-Balanced Portfolio
Putnam Asset Allocation Funds-Conservative Portfolio
Putnam Asset Allocation Funds-Growth Portfolio
Putnam OTC & Emerging Growth Fund
Putnam Variable Trust-Putnam VT Global Asset Allocation Fund
Putnam Voyager Fund II


By: /s/ Paul M. O'Neil
   _______________________________________
Title:  Vice President

                                                                                            Schedule 1


---------------------------------------------------------------------------------------------------------
                                                        Number of
                                                        Shares            Per Share       Aggregate
Name of Purchaser                                       to be Purchased   Purchase Price  Purchase Price
------------------------------------------------------  ----------------  --------------  ---------------
Putnam Asset Allocation Fund-Balanced Portfolio                    7,800          $42.92    $    334,776
---------------------------------------------------------------------------------------------------------
Putnam Asset Allocation Funds-Conservative Portfolio               1,350          $42.92          57,942
---------------------------------------------------------------------------------------------------------
Putnam Asset Allocation Funds-Growth Portfolio                     9,150          $42.92         392,718
---------------------------------------------------------------------------------------------------------
Putnam OTC & Emerging                                            904,600          $42.92      38,825,432
 Growth Fund
---------------------------------------------------------------------------------------------------------
Putnam Variable Trust-Putnam                                       2,100          $42.92          90,132
 VT Global Asset Allocation Fund
---------------------------------------------------------------------------------------------------------
Putnam Voyager Fund II                                            75,000          $42.92       3,219,000
---------------------------------------------------------------------------------------------------------
TOTAL                                                          1,000,000                    $ 42,920,000
---------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


Legal Opinion of Cooley Godward, LLP
------------------------------------

            (i) The Company has been duly incorporated and is in good standing under the laws of the State of California.

            (ii) The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution under Section 7.3 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

            (iii) The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value and 5,000,000 shares of Preferred Stock, no par value. Upon issuance and delivery in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable, assuming that when the number of Shares is added to the number of shares of Common Stock then outstanding or issuable (whether upon exercise of warrants or options, conversion of other securities or otherwise), the issuance and delivery of the Shares would not cause the Company to issue shares of Common Stock in excess of the Company's authorized number of shares of Common Stock. The execution and delivery of the Agreement will not give rise to any preemptive right or right of first refusal under the General Corporation Law of the State of California.

            (iv) All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States and California required for the consummation by the Company of the issuance of the Shares have been obtained, except for filing of a Form D notice.

                                                                       EXHIBIT B

Legal Opinion of Cooley Godward LLP Regarding the Registration Statement.
------------------------------------------------------------------------

          (i) The Registration Statement has become effective under the Securities Act of 1933, as amended, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (ii) The Registration Statement and the Prospectus as amended and supplemented to date (other than the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and with the rules and regulations of the Commission thereunder.